As Filed with the Securities and Exchange Commission on September 3, 1998
                                           Registration No. 333-_________
==========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.   20549
                         ____________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                         LSB INDUSTRIES, INC.
         ____________________________________________________
        (Exact name of registrant as specified in its charter)

            Delaware                          73-1015226
     ___________________________        _______________________
     (State of Incorporation)           (I.R.S. Employer
                                        Identification No.)

      16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107
     ____________________________________________________________
          (Address of principal executive offices) (Zip Code)

          Non-Qualified Stock Option Agreement - 1998 (Bernie Calkin) Non-Qualified Stock Option Agreement - 1998 (Jerry Davis) Non-Qualified Stock Option Agreement - 1998 (Gary Eck) Non-Qualified Stock Option Agreement - 1998 (Larry Fitzwater) Non-Qualified Stock Option Agreement - 1998 (Ralph Freeman) Non-Qualified Stock Option Agreement - 1998 (Bob Giovando) Non-Qualified Stock Option Agreement - 1998 (Phil Gough) Non-Qualified Stock Option Agreement - 1998 (Kevin Harman) Non-Qualified Stock Option Agreement - 1998 (George Hogg) Non-Qualified Stock Option Agreement - 1998 (Warren Jones) Non-Qualified Stock Option Agreement - 1998 (Paul Keeling) Non-Qualified Stock Option Agreement - 1998 (Bill Manion) Non-Qualified Stock Option Agreement - 1998 (Dick Milliken) Non-Qualified Stock Option Agreement - 1998 (Oldrich Machacek) Non-Qualified Stock Option Agreement - 1998 (Anne Rendon) Non-Qualified Stock Option Agreement - 1998 (Andrew Rodgers) Non-Qualified Stock Option Agreement - 1998 (Paul Rydlund) Non-Qualified Stock Option Agreement - 1998 (Mike Samons) Non-Qualified Stock Option Agreement - 1998 (Byron Smith) Non-Qualified Stock Option Agreement - 1998 (Mike Wolfe) Non-Qualified Stock Option Agreement - 1998 (Terry Wright)
     ____________________________________________________________
                         (Full Title of Plan)

       Heidi L. Brown, Esquire                    Copy to:
         Vice President and              Irwin H. Steinhorn, Esquire
          Managing Counsel                    CONNER & WINTERS
        LSB INDUSTRIES, INC.                One Leadership Square
       16 South Pennsylvania                      Suite 1700
        Post Office Box 754                211 North Robinson
     Oklahoma City, Oklahoma 73101      Oklahoma City, Oklahoma 73102
         (405) 235-4546
     _____________________________

                    CALCULATION OF REGISTRATION FEE
                    _______________________________

 Title of                        Proposed        Proposed
securities          Amount        maximum        maximum            Amount of
  to be             to be      offering price    aggregate        Registration
registered        registered    per share(1)   offering price(1)       fee
__________        __________   ______________  _______________    ____________
Common Stock to     75,000        $4.1875          $314,062           $93
be issued under
Non-Qualified
Stock Option
Agreements
_________________

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.1875, which is the exercise price of the options granted under the Non-Qualified Stock Option Agreements - 1998.

                       LSB INDUSTRIES, INC.
                REGISTRATION STATEMENT ON FORM S-8

                              PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Explanatory Note: The Section 10(a) Prospectus being delivered by LSB Industries, Inc. (the "Company") to certain employees of the Company pursuant to their individual Non-Qualified Stock Option Agreements with the Company as required by Rule 428 under the Securities Act of 1933, as amended (the "Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of common stock, par value $.10 per share, of the Company which have been reserved for issuance pursuant to the Non-Qualified Stock Option Agreements. Information regarding the Non-Qualified Stock Option Agreements required in the Section 10(a) Prospectus is included in the documents being maintained and delivered by the Company as required by Rule 428 under the Act. The Company will provide to each of the employees who is a party to a Non-Qualified Stock Option Agreement a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. Upon request, the Company will furnish to the Securities and Exchange Commission or its staff a copy or copies of all the documents included in such file.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

     This Registration Statement incorporates herein by reference the following documents and information which have been filed by LSB Industries, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     1. The Company's Annual Report on Form 10-K for the year ending December 31, 1997.

     2. The Company's Annual Report on Form 10-K/A for the year ending December 31, 1997.

     3. The Company's Quarterly Report on Form 10-Q for the three months ending March 31, 1998.

     4. The Company's Amended Quarterly Report on Form 10-Q/A for the three months ending March 31, 1998.

     5. The Company's Quarterly Report on Form 10-Q for the three months ending June 30, 1998.

     6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated August 16, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Counsel for the Company, Conner & Winters, A Professional Corporation, One Leadership Square, Suite 1700, 211 North Robinson, Oklahoma City, Oklahoma 73102, has rendered an opinion as to the Common Stock offered hereby. As of the date of this Registration Statement, Irwin H. Steinhorn, a member of Conner & Winters, beneficially owned 6,250 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

     Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the Corporation pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit
     Number                      Description
     _______                  _________________
       5.1          Opinion of Conner & Winters, A Professional
                    Corporation

       15.1 Letter of Acknowledgment regarding unaudited interim financial information

       23.1         Consent of Ernst & Young, LLP

       23.2         Consent of Conner & Winters, A Professional
                    Corporation (contained in Exhibit 5.1)

       24.1         Power of Attorney (see page II-5)

       99.1         Non-Qualified Stock Option Agreement dated
                    April 22, 1998 between the Company and Bernie
                    Calkins for 3,000 shares ("Calkins Agreement").
                    Non-Qualified Stock Option Agreements, dated
                    April 22, 1998, between the Company and each of (i) Jerry Davis for 3,000 shares, (ii) Gary
                    Eck for 3,000 shares, (iii) Larry Fitzwater for 3,000 shares, (iv) Ralph Freeman for
                    3,000 shares, (v) Bob Giovando for 3,000 shares, (vi) Phil Gough for 5,000 shares,
                    (vii) Kevin Harman for 5,000 shares, (viii)
                    George Hogg for 3,000 shares, (ix) Warren
                    Jones for 3,000 shares, (x) Paul Keeling for 3,000 shares, (xi) Oldrich Machacek for
                    5,000 shares, (xii) Bill Manion for 5,000
                    shares, (xiii) Dick Milliken for 5,000
                    shares, (xiv) Anne Rendon for 3,000 shares,
                    (xv) Andrew Rodgers for 3,000 shares, (xvi)
                    Paul Rydlund for 5,000 shares, (xvii) Mike
                    Samons for 3,000 shares, (xviii) Byron
                    Smith for 3,000 shares, (xix) Mike Wolfe for 3,000 shares, and (xx) Terry Wright for 3,000 shares (the "Agreements") are substantially similar to the Calkins Agree-ment, and copies of each of the Agreements will be furnished to the Commission upon request.

Item 9.  Undertakings.

      A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Oklahoma City, Oklahoma on August 31, 1998.

                              LSB INDUSTRIES, INC.


                              By /s/ Jack E. Golsen
                                ________________________________
                                Jack E. Golsen, President and
                                Chief Executive Officer

                        POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack E. Golsen and Heidi L. Brown, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on August 31, 1998, by the following persons in the capacities indicated:



   /s/ Jack E. Golsen
_________________________          President, Chief Executive
Jack E. Golsen                     Officer, Chairman of the Board
                                   and Director
                                   (Principal Executive Officer)

   /s/ Tony M. Shelby
_________________________          Senior Vice President of
Tony M. Shelby                     Finance and Director
                                   (Principal Financial Officer)

   /s/ Jim D. Jones
_________________________          Vice President, Controller and
Jim D. Jones                       Treasurer
                                   (Principal Accounting Officer)

/s/ Raymond B. Ackerman
_________________________          Director
Raymond B. Ackerman


/s/ Robert C. Brown
_________________________          Director
Robert C. Brown


/s/ Gerald J. Gagner
_________________________          Director
Gerald J. Gagner


/s/ Barry H. Golsen
________________________           Director
Barry H. Golsen


/s/ David R. Goss
________________________           Director
David R. Goss


/s/ Bernard G. Ille
_________________________          Director
Bernard G. Ille


/s/ Donald W. Munson
_________________________          Director
Donald W. Munson


/s/ Horace G. Rhodes
_________________________          Director
Horace G. Rhodes


/s/ Jerome D. Shaffer
_________________________          Director
Jerome D. Shaffer

                          EXHIBIT INDEX

     Exhibit                                        Sequential
     Number                Description              Page Number
    _______                ___________              ___________
     5.1        Opinion of Conner & Winters,
                A Professional Corporation                8

    15.1        Letter of Acknowledgment                 10
                regarding unaudited interim
                financial information

    23.1        Consent of Ernst & Young, LLP            11

    23.2        Consent of Conner & Winters,
                A Professional Corporation
                (contained in Exhibit 5.1)

    24.1        Power of Attorney (see page
                II-5)

    99.1        Non-Qualified Stock Option Agreement     12
                dated April 22, 1998 between the
                Company and Bernie Calkins for 3,000
                shares ("Calkins Agreement").  Non-Qualified
                Stock Option Agreements, dated April 22, 1998,
                between the Company and each of (i) Jerry Davis
                for 3,000 shares, (ii) Gary Eck for 3,000 shares,
                (iii) Larry Fitzwater for 3,000 shares, (iv)
                Ralph Freeman for 3,000 shares, (v) Bob Giovando
                for 3,000 shares, (vi) Phil Gough for 5,000
                shares, (vii) Kevin Harman for 5,000 shares,
                (viii) George Hogg for 3,000 shares, (ix)
                Warren Jones for 3,000 shares, (x) Paul Keeling
                for 3,000 shares, (xi) Oldrich Machacek for
                5,000 shares, (xii) Bill Manion for 5,000
                shares, (xiii) Dick Milliken for 5,000 shares,
                (xiv) Anne Rendon for 3,000 shares, (xv) Andrew
                Rodgers for 3,000 shares, (xvi) Paul Rydlund
                for 5,000 shares, (xvii) Mike Samons for 3,000
                shares, (xviii) Byron Smith for 3,000 shares,
                (xix) Mike Wolfe for 3,000 shares, and (xx)
                Terry Wright for 3,000 shares (the "Agreements")
                are substantially similar to the Calkins
                Agreement, and copies of each of the Agreements
                will be furnished to the Commission upon request.
